As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-4106690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1020 Marsh Road

Menlo Park, California 94025

(650) 963-8580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Shepard

President and Chief Executive Officer

Versartis, Inc.

1020 Marsh Road

Menlo Park, California 94025

(650) 963-8580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒ Non-accelerated filer	☐ (Do not check if a smaller reporting company)
Smaller reporting company	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, par value $0.0001 per share	(2)	(3)		(3)	—
Preferred Stock, par value $0.0001 per share	(2)	(3)		(3)	—
Debt Securities	(2)	(3)		(3)	—
Warrants	(2)	(3)		(3)	—
Total	(2)		$500,000,000		$41,724 (4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	As discussed below, pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement includes a total of $139,999,500 aggregate offering price of unsold securities that were previously registered on a registration statement on Form S-3/A (Registration No. 333-207845) and for which the registration fee was previously paid. Accordingly, the $41,724 registration fee shown above has been calculated based on the proposed maximum offering price of the additional $360,000,500 of securities registered on this Registration Statement.

Pursuant to Rule 415(a)(6) of the Securities Act, the securities registered pursuant to this Registration Statement include $139,999,500 aggregate offering price of unsold securities of the registrant previously registered on its Registration Statement on Form S-3/A (Registration No. 333-207845), initially filed on November 6, 2015, as amended on December 4, 2015 and declared effective on December 8, 2015, which the registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered in this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sales by us of up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

•	a sales agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $150,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Cowen and Company, LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $150,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $150,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 7, 2017

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time, offer and sell up to $500,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VSAR.” On August 4, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $17.90 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $500,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Versartis,” “the company,” “we,” “us,” “our” and similar references refer to Versartis, Inc., a corporation under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Versartis, Inc.

Overview

We are an endocrine-focused biopharmaceutical company initially developing a novel long-acting form of recombinant human growth hormone, somavaratan (VRS-317), for growth hormone deficiency, or GHD, an orphan disease. A key limitation to current recombinant human growth hormone, or rhGH, products is that they impose the burden of daily injections over multiple years, often resulting in poor adherence, which in turn can lead to suboptimal treatment outcomes in GHD patients. Despite this limitation, global annual sales from currently marketed rhGH products have grown to more than $3.0 billion in 2015. Based on market research, we believe that the market for rhGH products can continue to grow up to $4.0 billion following the launch of long-acting rhGH therapies.

Somavaratan is a fusion protein consisting of rhGH and a proprietary half-life extension technology known as XTEN®. Somavaratan is intended to reduce the burden of daily treatment by requiring significantly fewer dosing events and injections, potentially improving adherence and, therefore, treatment outcomes. Accordingly, we believe somavaratan may take significant market share.

We in-license rights to the XTEN® technology from Amunix Operating, Inc., or Amunix, which has granted us an exclusive license under its patents and know-how related to the XTEN® technology to develop and commercialize up to four licensed products, including somavaratan. Once we begin commercializing a licensed product, we will owe to Amunix a royalty on net sales of the licensed products until the later of the expiration of all licensed patents or ten years from the first commercial sale in the relevant country. The royalty payable is one percent of net sales for the first two marketed products, but higher single-digit royalties are payable if we market additional products, or if we substitute one marketed product for another. If we elect to substitute one marketed product for another, in addition to royalties, we would also be required to make milestone and other payments totaling up to $40.0 million per marketed product.

In August 2016, we and our wholly-owned subsidiary, Versartis GmbH, entered into an Exclusive License and Supply Agreement with Teijin Limited, or Teijin, pursuant to which we granted to Teijin our exclusive license to develop, use, sell, import or otherwise commercialize in Japan any pharmaceutical product incorporating somavaratan. In exchange for such rights, we received a $40.0 million upfront payment from Teijin, and we may receive a development milestone of $35.0 million, regulatory milestones of up to $55.0 million, sales milestones of up to $35.0 million, and royalty payments.

Pediatric GHD

Our first indication for somavaratan is pediatric GHD, which represents an approximately $1.5 billion existing market opportunity. We have completed the Phase 2a stage of our pediatric GHD clinical trial, have analyzed 36-months of safety and efficacy data from our long-term safety study, also known as our VISTA Study, in pediatric patients and have received feedback from various authorities, including the Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, providing guidance on the design of our Phase 3 clinical trial. In early 2015, we initiated a pediatric GHD Phase 3 registration trial, which we refer to as the VELOCITY trial, and completed enrollment at U.S., Canadian and European sites in August 2016. We also continue to administer somavaratan to patients enrolled in our VISTA Study, which includes rollover patients who have completed the Phase 2a trial and the VELOCITY trial, as well as new treatment-naïve patients. In September 2016, we completed the Phase 2 portion of our pediatric GHD Phase 2/3 registration trial in Japan and have initiated enrollment in the Phase 3 portion of this study following a successful End-of-Phase 2 meeting with Japan’s Pharmaceuticals and Medical Devices Agency, or PMDA.

Adult GHD

In August 2015, we initiated an adult GHD Phase 2 trial, which we refer to as the VITAL trial. We completed enrollment in the VITAL trial in April of 2016. We have since initiated a long-term safety study, known as the Protocol 15VR8 trial, where we have begun transitioning patients completing the VITAL trial to twice-monthly somavaratan dosing.

Other Indications

We may develop somavaratan for additional growth disorders, such as Turner Syndrom, idiopathic short stature, or ISS, and small for gestational age, or SGA, which together accounted for approximately 30% of the global rhGH market in 2015. We have global rights to somavaratan and, if somavaratan is approved, given the highly concentrated prescriber base, we intend to commercialize it with our own specialty sales force in North America, and potentially other geographies.

Company Information

We were incorporated in Delaware in December 2008. Our principal executive offices are located at 1020 Marsh Road, Menlo Park, California 94025, and our telephone number is (650) 963-8580. Our website address is www.versartis.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $500,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.

We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock.

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, and amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for somavaratan or any future product candidates, our intellectual property position, the degree of clinical utility of somavaratan or any future product candidates, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL RATIOS

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends. Amounts shown are in thousands, except for ratios.

	December 31,			Six Months Ended June 30,
	2014	2015	2016	2017
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	($57,513)	($82,177)	($95,817)	($66,319)

(1)	Our earnings for the six months ended June 30, 2017 and years ended December 31, 2016, 2015 and 2014 were insufficient to cover fixed charges. Earnings consist of loss from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges, adjusted for capitalized interest. Fixed charges consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness. Because of these deficiencies, the ratio information is not applicable for those periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for research, development and manufacturing of product candidates, and for other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 50,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2017, 35,514,630 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise required by statute. Except as otherwise provided by statute or by applicable stock exchange rules, in all matters other than the election of directors, stockholders may take action with the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at a stockholder meeting and entitled to vote generally on the subject matter. Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation. Except as otherwise provided by statute, stockholders may elect directors by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at a stockholder meeting and entitled to vote generally on the election of directors.

Economic rights

Dividends and distributions. Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation rights. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating convertible preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of convertible preferred stock and payment of other claims of creditors.

The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of convertible preferred stock that we may designate and issue in the future.

Preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Options

As of June 30, 2017, (i) options to purchase an aggregate of 4,898,934 shares of common stock were outstanding, (ii) restricted stock units underlying 889,453 shares of common stock were outstanding under our 2014 Equity Incentive Plan, and (iii) an additional 1,120,103 shares were reserved for future issuance under our 2014 Equity Incentive Plan.

Stockholder Registration Rights

We are party to an investor rights agreement which provides that holders of shares of our convertible preferred stock have certain registration rights, as set forth below. This investor rights agreement was entered into in December 2008 and has been amended and/or restated from time to time in connection with our preferred stock financings, most recently as of February 14, 2014. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback and Form S-3 registration rights described below terminate upon the earliest to occur of: (i) the date that is five years after the closing of our initial public offering (or, if the stockholder is our affiliate, the date that is six years following the closing of our initial public offering); (ii) with respect to each stockholder, the earlier of the date that all shares held by the stockholder can be sold in compliance with Rule 144 or if the stockholder holds one percent or less or our outstanding common stock and all such shares can be sold in any three-month period in compliance with Rule 144; or (iii) with respect to each stockholder, the date that the stockholder no longer holds any shares that carry these registration rights; or (iv) following a sale of all or substantially all of our assets, our merger with or into another company, or our liquidation and dissolution.

Demand registration rights

Certain holders of shares of our common stock are entitled to certain demand registration rights. The holders of a majority of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $5,000,000 to register all or a portion of their shares.

Piggyback registration rights

In connection with this offering, certain holders of shares of our common stock were entitled to, and the necessary percentage of holders waived, their rights to include their shares of registrable securities in this offering. In the event that we propose to register any of our securities under the Securities Act either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act including a registration statement on Form S-3 as discussed below, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. However, in no event shall the amount of securities of the selling stockholders included in the offering be reduced below thirty percent of the total amount of securities included in such offering.

Form S-3 registration rights

Certain holders of shares of our common stock are entitled to certain Form S-3 registration rights, provided that we have not already effected two such registrations within the twelve-month period preceding the date of such request. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, before payment of underwriting discounts and commissions, is at least $3,000,000.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. Our bylaws also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our certificate of incorporation and bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

However, several lawsuits involving other companies have been brought challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could note such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the NASDAQ Global Select Market

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VSAR.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP.

EXPERTS

The financial statements, incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, filed on April 25, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 7, 2017;

•	our current reports on Form 8-K, filed with the SEC on January 31, 2017, March 23, 2017, April 3, 2017, and June 1, 2017; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 19, 2014, including any amendments thereto or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Versartis, Inc.

1020 Marsh Road

Menlo Park, CA 94025

Attn: Chief Financial Officer

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)	Dated August 7, 2017

$150,000,000

Common Stock

We have entered into a certain sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen or the sales agent, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150.0 million from time to time through Cowen.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “VSAR.” The last reported sale price of our common stock on August 4, 2017 was $17.90 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page 12 of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen

                    , 2017.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cowen has not, authorized any other person to provide you with different information. We are not, and Cowen is not, making an offer to sell or seeking an offer to buy common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Versartis,” “the company,” “we,” “us,” “our” and similar references refer to Versartis, Inc., a corporation under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information included in any free writing prospectus that we may authorize for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

Versartis, Inc.

Overview

We are an endocrine-focused biopharmaceutical company initially developing a novel long-acting form of recombinant human growth hormone, somavaratan (VRS-317), for growth hormone deficiency, or GHD, an orphan disease. A key limitation to current recombinant human growth hormone, or rhGH, products is that they impose the burden of daily injections over multiple years, often resulting in poor adherence, which in turn can lead to suboptimal treatment outcomes in GHD patients. Despite this limitation, global annual sales from currently marketed rhGH products have grown to more than $3.0 billion in 2015. Based on market research, we believe that the market for rhGH products can continue to grow up to $4.0 billion following the launch of long-acting rhGH therapies.

Somavaratan is a fusion protein consisting of rhGH and a proprietary half-life extension technology known as XTEN®. Somavaratan is intended to reduce the burden of daily treatment by requiring significantly fewer dosing events and injections, potentially improving adherence and, therefore, treatment outcomes. Accordingly, we believe somavaratan may take significant market share.

We in-license rights to the XTEN® technology from Amunix Operating, Inc., or Amunix, which has granted us an exclusive license under its patents and know-how related to the XTEN® technology to develop and commercialize up to four licensed products, including somavaratan. Once we begin commercializing a licensed product, we will owe to Amunix a royalty on net sales of the licensed products until the later of the expiration of all licensed patents or ten years from the first commercial sale in the relevant country. The royalty payable is one percent of net sales for the first two marketed products, but higher single-digit royalties are payable if we market additional products, or if we substitute one marketed product for another. If we elect to substitute one marketed product for another, in addition to royalties, we would also be required to make milestone and other payments totaling up to $40.0 million per marketed product.

In August 2016, we and our wholly-owned subsidiary, Versartis GmbH, entered into an Exclusive License and Supply Agreement with Teijin Limited, or Teijin, pursuant to which we granted to Teijin our exclusive license to develop, use, sell, import or otherwise commercialize in Japan any pharmaceutical product incorporating somavaratan. In exchange for such rights, we received a $40.0 million upfront payment from Teijin, and we may receive a development milestone of $35.0 million, regulatory milestones of up to $55.0 million, sales milestones of up to $35.0 million, and royalty payments.

Pediatric GHD

Our first indication for somavaratan is pediatric GHD, which represents an approximately $1.5 billion existing market opportunity. We have completed the Phase 2a stage of our pediatric GHD clinical trial, have analyzed 36-months of safety and efficacy data from our long-term safety study, also known as our VISTA Study, in pediatric patients and have received feedback from various authorities, including the Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, providing guidance on the design of our Phase 3 clinical trial. In early 2015, we initiated a pediatric GHD Phase 3 registration trial, which we refer to as the VELOCITY trial, and completed enrollment at U.S., Canadian and European sites in August 2016. We also continue to administer somavaratan to patients enrolled in our VISTA Study, which includes rollover patients who have completed the Phase 2a trial and the VELOCITY trial, as well as new treatment-naïve patients. In September 2016, we completed the Phase 2 portion of our pediatric GHD Phase 2/3 registration trial in Japan and have initiated enrollment in the Phase 3 portion of this study following a successful End-of-Phase 2 meeting with Japan’s Pharmaceuticals and Medical Devices Agency, or PMDA.

Adult GHD

In August 2015, we initiated an adult GHD Phase 2 trial, which we refer to as the VITAL trial. We completed enrollment in the VITAL trial in April of 2016. We have since initiated a long-term safety study, known as the Protocol 15VR8 trial, where we have begun transitioning patients completing the VITAL trial to twice-monthly somavaratan dosing.

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Other Indications

We may develop somavaratan for additional growth disorders, such as Turner Syndrom, idiopathic short stature, or ISS, and small for gestational age, or SGA, which together accounted for approximately 30% of the global rhGH market in 2015. We have global rights to somavaratan and, if somavaratan is approved, given the highly concentrated prescriber base, we intend to commercialize it with our own specialty sales force in North America, and potentially other geographies.

Company Information

We were incorporated in Delaware in December 2008. Our principal executive offices are located at 1020 Marsh Road, Menlo Park, California 94025, and our telephone number is (650) 963-8580. Our website address is www.versartis.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $150 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page 12.

Use of proceeds	We currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for research, development and manufacturing of product candidates, and for other general corporate purposes. See “Use of Proceeds” on page 6 of this prospectus.

Risk factors	Investing in our common stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our common stock.

NASDAQ Global Select Market Symbol	VSAR

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2017, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

Additional Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 8,379,888 shares of our common stock are sold at a price of $17.90 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on August 4, 2017, for aggregate gross proceeds of $150 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $12.42 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2017 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, and amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for somavaratan or any future product candidates, our intellectual property position, the degree of clinical utility of somavaratan or any future product candidates, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering primarily for research, development and manufacturing of product candidates, and for other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

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DILUTION

Our net tangible book value as of June 30, 2017 was approximately $95.0 million, or $2.68 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 8,379,888 shares of our common stock in this offering at an assumed offering price of $17.90 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on August 4, 2017, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2017 would have been approximately $240.4 million, or $5.48 per share. This represents an immediate increase in net tangible book value of $2.80 per share to existing stockholders and immediate dilution of $12.42 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$17.90
Net tangible book value per share of as June 30, 2017	$2.68
Increase in net tangible book value per share attributable to this offering	$2.80

As adjusted net tangible book value per share as of June 30, 2017, after giving effect to this offering		$5.48

Dilution per share to new investors purchasing our common stock in this offering		$12.42

The table above assumes for illustrative purposes that an aggregate of 8,379,888 shares of our common stock are sold during the term of the sales agreement with Cowen at a price of $17.90 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on August 4, 2017, for aggregate gross proceeds of $150 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $17.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150 million during the term of the sales agreement with Cowen is sold at that price, would increase our adjusted net tangible book value per share after the offering to $5.51 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $12.89 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $17.90 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150 million during the term of the sales agreement with Cowen is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $5.45 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $11.95 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 35,514,630 shares outstanding as of June 30, 2017, and exclude as of that date:

∎	4,898,934 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2017, having a weighted average exercise price of $12.73 per share;

∎	an aggregate of 1,120,103 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan June 30, 2017; and

∎	786,990 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of June 30, 2017.

To the extent that options outstanding as of June 30, 2017 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 50,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of June 30, 2017, 35,514,630 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise required by statute. Except as otherwise provided by statute or by applicable stock exchange rules, in all matters other than the election of directors, stockholders may take action with the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at a stockholder meeting and entitled to vote generally on the subject matter. Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation. Except as otherwise provided by statute, stockholders may elect directors by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at a stockholder meeting and entitled to vote generally on the election of directors.

Economic rights

Dividends and distributions.    Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation rights.    Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating convertible preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of convertible preferred stock and payment of other claims of creditors.

The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of convertible preferred stock that we may designate and issue in the future.

Preemptive or similar rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

∎	the title and stated value;

∎	the number of shares we are offering;

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∎	the liquidation preference per share;

∎	the purchase price;

∎	the dividend rate, period and payment date and method of calculation for dividends;

∎	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

∎	the procedures for any auction and remarketing;

∎	the provisions for a sinking fund;

∎	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

∎	any listing of the preferred stock on any securities exchange or market;

∎	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

∎	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

∎	voting rights of the preferred stock;

∎	preemptive rights;

∎	restrictions on transfer, sale or other assignment;

∎	whether interests in the preferred stock will be represented by depositary shares;

∎	a discussion of material United States federal income tax considerations applicable to the preferred stock;

∎	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

∎	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

∎	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Options

As of June 30, 2017, (i) options to purchase an aggregate of 4,898,934 shares of common stock were outstanding, (ii) restricted stock units underlying 889,453 shares of common stock were outstanding under our 2014 Equity Incentive Plan, and (iii) an additional 1,120,103 shares were reserved for future issuance under our 2014 Equity Incentive Plan.

Stockholder Registration Rights

We are party to an investor rights agreement which provides that holders of shares of our convertible preferred stock have certain registration rights, as set forth below. This investor rights agreement was entered into in December 2008 and has been amended and/or restated from time to time in connection with our preferred stock financings, most recently as of February 14, 2014. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback and Form S-3 registration rights described below terminate upon the earliest to occur of: (i) the date that is five years after the closing of our initial public offering (or, if the stockholder is our affiliate, the date that is six years following the closing of our initial public offering); (ii) with respect to each stockholder, the earlier of the date that all shares held by the stockholder can be sold in compliance with Rule 144 or if the stockholder holds one percent or less or our outstanding common stock and all such shares can be sold in any three-month period in compliance with Rule 144; or (iii) with respect to each stockholder, the date that the stockholder no longer holds any shares that carry these registration rights; or (iv) following a sale of all or substantially all of our assets, our merger with or into another company, or our liquidation and dissolution.

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Demand registration rights

Certain holders of shares of our common stock are entitled to certain demand registration rights. The holders of a majority of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $5,000,000 to register all or a portion of their shares.

Piggyback registration rights

In connection with this offering, certain holders of shares of our common stock were entitled to, and the necessary percentage of holders waived, their rights to include their shares of registrable securities in this offering. In the event that we propose to register any of our securities under the Securities Act either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act including a registration statement on Form S-3 as discussed below, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. However, in no event shall the amount of securities of the selling stockholders included in the offering be reduced below thirty percent of the total amount of securities included in such offering.

Form S-3 registration rights

Certain holders of shares of our common stock are entitled to certain Form S-3 registration rights, provided that we have not already effected two such registrations within the twelve-month period preceding the date of such request. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, before payment of underwriting discounts and commissions, is at least $3,000,000.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

∎	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

∎	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

∎	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

∎	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

10

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. Our bylaws also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our certificate of incorporation and bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

∎	any derivative action or proceeding brought on our behalf;

∎	any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or

∎	any action asserting a claim against us that is governed by the internal affairs doctrine.

However, several lawsuits involving other companies have been brought challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could note such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing on the NASDAQ Global Select Market

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VSAR.”

11

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $150,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Select Market or any other trading market for our common stock. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses, including Cowen’s FINRA counsel fees in an amount up to $10,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $125,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on The NASDAQ Global Select Market and trades under the symbol “VSAR.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

12

LEGAL MATTERS

Cooley LLP has passed upon the validity of the common stock offered by this prospectus. Davis Polk & Wardwell LLP, Menlo Park, California, is counsel for Cowen in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

∎	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, filed on April 25, 2017;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

∎	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 7, 2017;

∎	our Current Reports on Form 8-K, filed with the SEC on January 31, 2017, March 23, 2017, April 3, 2017 and June 1, 2017; and

∎	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 19, 2014, including any amendments thereto or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Versartis, Inc.

1020 Marsh Road

Menlo Park, CA 94025

Attn: Chief Financial Officer

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

13

$150,000,000

Common Stock

PROSPECTUS

Cowen

                    , 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

SEC Registration Fee	$41,724
Legal Fees and Expenses	$100,000	*
Listing Fees	$75,500	*
Accounting Fees	$100,000	*
Printing and Miscellaneous Fees	$32,776	*

Total	$350,000

*	Estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Versartis, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Versartis. At present, there is no pending litigation or proceeding involving a director or officer of Versartis regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

The underwriting agreement(s) that the Registrant may enter into may provide for indemnification by any underwriters of the Registrant, its directors, its officers who sign the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1, 3.2 and 10.1.

4.2(3)	Specimen Common Stock Certificate.

4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.4	Form of Indenture.

4.5*	Form of Debt Securities.

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Cooley LLP.

10.1(2)	Fourth Amended and Restated Investors Rights Agreement by and among the Company and the parties thereto, dated as of February 14, 2014.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

25.1**	Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed separately under electronic form type 305B2, if applicable.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2014 (File No. 001-36361), including the amendment filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2017 (File No. 001-36361) and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193997), filed with the Securities and Exchange Commission on February 18, 2014 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2014 and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, California, on August 7, 2017.

VERSARTIS, INC.

By:	/s/ Jay Shepard
Jay Shepard
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay Shepard and Joshua Brumm, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Jay Shepard	President and Chief Executive Officer (Principal Executive Officer)	August 7, 2017
Jay Shepard

/s/ Joshua Brumm	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2017
Joshua Brumm

/s/ Srinivas Akkaraju	Director	August 7, 2017
Srinivas Akkaraju, M.D., Ph.D.

/s/ R. Scott Greer	Director	August 7, 2017
R. Scott Greer

/s/ Edmon R. Jennings	Director	August 7, 2017
Edmon R. Jennings

/s/ Shahzad Malik	Director	August 7, 2017
Shahzad Malik

/s/ Anthony Y. Sun	Director	August 7, 2017
Anthony Y. Sun, M.D.

/s/ John Varian	Director	August 7, 2017
John Varian

/s/ Eric L. Dobmeier	Director	August 7, 2017
Eric L. Dobmeier

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1, 3.2 and 10.1.

4.2(3)	Specimen Common Stock Certificate.

4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.4	Form of Indenture.

4.5*	Form of Debt Securities.

4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Cooley LLP.

10.1(2)	Fourth Amended and Restated Investors Rights Agreement by and among the Company and the parties thereto, dated as of February 14, 2014.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

25.1**	Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed separately under electronic form type 305B2, if applicable.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2014 (File No. 001-36361), including the amendment filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2017 (File No. 001-36361) and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193997), filed with the Securities and Exchange Commission on February 18, 2014 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2014 and incorporated herein by reference.